UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Brookfield Residential Properties Inc.
(Exact name of registrant as specified in its charter)
Ontario, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Brookfield Place Suite 300, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada	M5J 2T3
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-169867	(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”), of Brookfield Residential Properties Inc., an Ontario, Canada corporation (the “Registrant”).  The description of the Registrant’s Common Shares under the section captioned “Description of Brookfield Residential Share Capital Following the Transactions” and “Comparison of the Rights of Brookfield Residential Shareholders and Brookfield Homes Stockholders” in the prospectus included in the Registrant’s Registration Statement on Form F-4 (File No. 333-169867) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 12, 2010, as subsequently amended, is incorporated herein by reference.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

Date:  March 28, 2011

                                                                                                                      By: /s/ Jeffrey Haar

                                                                                                        Name: Jeffrey Haar

                                                                                                        Title: Vice President and Secretary